EXHIBIT F

FILING AGREEMENT DATED TO BE EFFECTIVE SEPTEMBER 19, 2012

REGARDING JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree that:

(i)

Each is eligible to use the Schedule 13D attached hereto;

(ii)

The attached Schedule 13D is filed on behalf of each of the undersigned; and

(iii)

Each of the undersigned is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning itself; but none of them is responsible for the completeness and accuracy if the information concerning the other persons making the filing, unless it knows or has reason to believe that such information is inaccurate.

Sentient Global Resources Fund III, L.P.

     By: Sentient GP III, LP, General Partner

            By: Sentient Executive GP III, Limited,

                                     General Partner

By:  _/s/ Greg Link___

                        Greg Link, Director

Date: September 27, 2012

SGRF III Parallel I, L.P. By: Sentient GP III, LP, General Partner By: Sentient Executive GP III, Limited, General Partner By: _/s/ Greg Link___ Greg Link, Director Date: September 27, 2012
Sentient Executive GP III, Limited By: _/s/ Greg Link___ Greg Link, Director Date: September 27, 2012	Sentient Executive GP IV, Limited By: _/s/ Greg Link___ Greg Link, Director Date: September 27, 2012

Sentient Global Resources Fund IV, LP

    By: Sentient GP IV, Limited,

              its General Partner

         By:  Sentient Executive GP IV, Limited,

              its General Partner

By:  _/s/ Greg Link___

             Greg Link, Director

Date: September 27, 2012

Sentient GP IV, Limited By: _/s/ Greg Link___ Greg Link, Director Date: September 27, 2012

Sentient GP III, LP By: _/s/ Greg Link___ Greg Link, Director Date: September 27, 2012